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                                                                      EXHIBIT 99

                    ROHN Industries Announces Resignation of CFO

     PEORIA, Ill., May 14 /PRNewswire/ -- ROHN Industries, Inc. (Nasdaq: ROHN), today announced that David LaRusso has resigned as vice president and chief financial officer effective May 14, 1999. Mr. LaRusso has held this position since September 1997.

     Brian B. Pemberton, president and chief executive officer, said, "Dave has been a key member of our management team. We appreciate the contributions that he has made to the company, and wish him well in his new endeavors."

     Mr. Pemberton will assume the additional responsibilities of chief financial officer on an interim basis.

     ROHN Industries, Inc. is a leading manufacturer and installer of wireless infrastructure equipment for the telecommunications industry including cellular, PCS, radio and television broadcast markets. The company's products include towers, equipment enclosures/shelters, cabinets, poles and antennae mounts.
ROHN has manufacturing locations in Peoria, Illinois; Frankfort, Indiana; Bessemer, Alabama; and Curitiba, Brazil.

SOURCE    ROHN Industries, Inc.

-0-  05/14/99

/CONTACT: Brian B. Pemberton, President & CEO of ROHN Industries, Inc., 309-633-2690; or Gary S. Maier of Pondel Parsons & Wilkinson, 310-207-9300/
(ROHN)